Exhibit 99.1

NEWS RELEASE

For Release:        Immediately

Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES REPORTS Q1 RESULTS

Calhoun, Georgia, April 26, 2018 - Mohawk Industries, Inc. (NYSE: MHK) today announced 2018 first quarter net earnings of $209 million and diluted earnings per share (EPS) of $2.78. Adjusted net earnings were $225 million and EPS was $3.01, excluding restructuring, acquisition and other charges, an 11% increase over last year. Net sales for the first quarter of 2018 were $2.4 billion, up 9% in the quarter and 4% on a constant currency basis. For the first quarter of 2017, net sales were $2.2 billion, net earnings were $201 million and EPS was $2.68; adjusted net earnings were $203 million and EPS was $2.72, excluding restructuring, acquisition and other charges.
Commenting on Mohawk Industries’ first quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “Mohawk is benefiting from its diverse geographical footprint and product portfolio. Our performance in the first quarter accentuated this strength as we realized significant growth in LVT in our largest markets and sales and profits grew strongly in our ceramic business outside the U.S. We are leveraging our global organization’s strength to initiate manufacturing in new markets and extend our development of innovative products. Our global decentralized structure enables us to simultaneously manage numerous internal investments while also executing new acquisitions.
“For the quarter, our operating income grew at a greater rate when adjusted for the loss of income from expired patents and higher start-up costs of new facilities and sales initiatives. In the first quarter, material and freight inflation increased more than we anticipated and impacted our costs. We are initiating selective pricing actions by product and region that, combined with improving mix and cost reductions, will offset expected inflation.
“For the quarter, our Global Ceramic Segment sales increased 12% as reported and 8% on a constant currency basis. Our sales in Russia and Mexico grew the fastest, and our European acquisitions added approximately 6% to our sales. Operating margin was approximately 13% both as reported and on an adjusted basis, decreasing year over year due to inflation, product mix and start-up cost. First quarter segment sales sequentially improved, and we anticipate increased growth throughout the balance of the year, supported by greater capacity and new product introductions. We are implementing sales actions to increase our customer base and market share in both the residential and commercial sectors. In the U.S., we are launching innovative slip resistant tile, introducing higher styled designs in all price points and marketing ceramic’s durability and ease of care to consumers. Our new service centers and countertop distribution are ramping up and will enhance our results as sales increase. The building for our new quartz plant is nearing completion, and equipment installation should begin this quarter. In Mexico, the increased capacity and new capabilities of our Salamanca plant are allowing us to expand our customer base domestically and grow exports to Central and South America. In Europe, our product mix is improving as we capture a larger share of the premium market, and our new product launches increase our average price. Our two acquisitions in Italy and Poland are progressing as planned as we integrate their operations and expand their product offering. In Russia, we continue to grow our leading market position in a challenging economic environment.
“During the quarter, our Flooring North America Segment’s sales increased 1%. The segment’s operating margin was 8% as reported, absorbing increased inflation, restructuring and LVT start-up costs. On an adjusted basis, the operating margin was approximately 10% including the higher inflation and start-up costs. Our residential carpet sales increased during the quarter, led by the retail replacement channel. Our sales benefited from the strength of our innovative products, including super soft SmartStrand Silk Reserve, luxury Karastan collections, patented Continuum polyester offerings and propriety, hypoallergenic Air.o unified soft flooring. In the first quarter, we implemented the carpet price increase we announced last fall. In addition, our raw material and freight costs escalated more than we anticipated, and we announced another carpet price increase of 6% to 7% to cover. We have realigned our commercial sales structure, so that we can provide greater expertise with complete flooring solutions for each end-use market. LVT sales continue to expand in both residential and commercial. To support our increasing manufacturing capabilities, we are expanding our collections of both flexible and rigid LVT. Our new laminate production line is working well and has unique capabilities to make products indistinguishable from natural wood with superior visuals and performance. Our revolutionary RevWood Plus, a new water-proof wood product, is rapidly gaining acceptance with longer planks and contemporary finishes. Our investments in new technologies and hundreds of productivity projects are enhancing our service levels, quality and cost structures.
“For the quarter, our Flooring Rest of the World Segment’s sales increased 18% as reported and 4% on a constant currency basis, as local economies improved and the Euro strengthened. As reported, our operating income increased 17% as a result of improved price and mix, productivity and the strengthening Euro, overcoming inflation, start-up costs and expired patents. On an adjusted basis, the operating margin was approximately 16%, a slight improvement even with higher start-up costs and lower patent income. We are starting new LVT and laminate production in Belgium, and we are launching new carpet tile and rigid LVT products. The price increases we implemented last fall are covering raw material increases from 2017, and we are selectively increasing prices to offset further inflation. LVT in Europe is growing in acceptance, and we are the market leader. Our new LVT production line is ramping up, and we are expanding our product offering to fully utilize its capacity. Our sheet vinyl assets in Europe are running at capacity, and we are seeding the Russian market to build demand for our new plant, which should initiate production by the end of this year. To expand our sales across Europe, we are assembling an experienced commercial sales force for our LVT, sheet vinyl and carpet tile. Our laminate business continues to perform well, and we lead the premium market in realistic design and water-resistant products. Our new laminate press is operating, and we are introducing additional premium products to extend our market leadership. Our wood panel sales are performing well as a result of investments that expanded capacity and improved our costs. Our insulation business is recovering as raw material supply increases and costs moderate.
“Around the globe, we are starting up a number of large investments that will significantly enhance our long-term results by expanding existing sales, adding product categories and entering new markets. Many of these operations are currently initiating new production, including Mexican, Italian and Russian ceramic; U.S. and European premium laminate; U.S. and European LVT; Italian porcelain slabs; and European carpet tile. In addition, by the end of this year, we anticipate commencing production of quartz countertops in the U.S. and sheet vinyl in Russia, as well as expanding polyester carpet in the U.S.; ceramic tile in Poland; and laminate and ceramic wall tile in Russia. We anticipate finalizing the acquisition of Godfrey Hirst as early as the end of May, adding the largest flooring producer in Australia and New Zealand to our global portfolio. To prepare for the integration, we are assessing the sales, product and raw material strategies for both companies to optimize performance.
“As anticipated this year, we will have a non-recurring reduction of operating income of $70-75 million, comprised of $30-35 million from higher start-up costs and $40 million from patents that expired in 2017. In 2018, incremental depreciation of $75 million will curtail our operating margins until our sales reach a level to fully absorb these investments. Changes in the U.S. tax law will reduce our adjusted tax rate from 26% last year to an estimated 21% this year. Taking all of this into account, our EPS guidance for the second quarter is $3.89 to $3.98, excluding any one-time charges.
“During the balance of 2018, our sales growth should improve as we increase the use of our new production, introduce additional products and complete the acquisition of Godfrey Hirst. This year, the Godfrey Hirst acquisition is estimated to increase revenue by $180 million and EPS by $0.25. In the third quarter, higher prices, mix and productivity should increase our adjusted operating income above last year, even with a lower operating margin. In the fourth quarter, our adjusted operating income and margin should exceed 2017, as the impact from start-ups and patents decline. Next year, with higher utilization and lower start-up costs, we will see further enhancements of our sales and profitability. With the strength of our organization, we can execute additional acquisitions if appropriate risk and return can be achieved.”

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, IVC, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step and Unilin. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, April 27, 2018, at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 6659539. A replay will be available until May 27, 2018, by dialing 1-855-859-2056 for US/local calls and 1-404-537-3406 for International/Local calls and entering Conference ID # 6659539.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Consolidated Statement of Operations Data	Quarter Ended
(Amounts in thousands, except per share data)	March 31, 2018	April 1, 2017

Net sales	$2,412,202	2,220,645
Cost of sales	1,707,510	1,540,292
Gross profit	704,692	680,353
Selling, general and administrative expenses	436,293	405,569
Operating income	268,399	274,784
Interest expense	7,528	8,202
Other expense (income), net	3,998	(2,832)
Earnings before income taxes	256,873	269,414
Income tax expense	47,632	68,358
Net earnings including noncontrolling interest	209,241	201,056
Net income attributable to noncontrolling interest	475	502
Net earnings attributable to Mohawk Industries, Inc.	$208,766	200,554

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$2.80	2.70
Weighted-average common shares outstanding - basic	74,453	74,212

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$2.78	2.68
Weighted-average common shares outstanding - diluted	74,929	74,754

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$122,654	105,024
Capital expenditures	$250,936	201,270

Consolidated Balance Sheet Data
(Amounts in thousands)
	March 31, 2018	April 1, 2017
ASSETS
Current assets:
Cash and cash equivalents	$114,843	188,436
Receivables, net	1,689,912	1,497,908
Inventories	2,044,962	1,740,880
Prepaid expenses and other current assets	447,322	307,758
Total current assets	4,297,039	3,734,982
Property, plant and equipment, net	4,460,793	3,506,154
Goodwill	2,512,615	2,293,107
Intangible assets, net	899,989	835,761
Deferred income taxes and other non-current assets	389,936	357,513
Total assets	$12,560,372	10,727,517
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$1,331,917	1,497,986
Accounts payable and accrued expenses	1,463,993	1,330,341
Total current liabilities	2,795,910	2,828,327
Long-term debt, less current portion	1,585,651	1,132,268
Deferred income taxes and other long-term liabilities	801,878	677,897
Total liabilities	5,183,439	4,638,492
Redeemable noncontrolling interest	30,924	24,201
Total stockholders' equity	7,346,009	6,064,824
Total liabilities and stockholders' equity	$12,560,372	10,727,517

Segment Information	As of or for the Quarter Ended
(Amounts in thousands)	March 31, 2018	April 1, 2017

Net sales:
Global Ceramic	$876,548	784,969
Flooring NA	950,358	939,496
Flooring ROW	585,296	496,180
Intersegment sales	—	—
Consolidated net sales	$2,412,202	2,220,645

Operating income (loss):
Global Ceramic	$113,417	116,036
Flooring NA	74,748	92,142
Flooring ROW	89,060	76,095
Corporate and intersegment eliminations	(8,826)	(9,489)
Consolidated operating income	$268,399	274,784

Assets:
Global Ceramic	$5,029,225	4,229,183
Flooring NA	3,847,555	3,528,062
Flooring ROW	3,410,958	2,801,782
Corporate and intersegment eliminations	272,634	168,490
Consolidated assets	$12,560,372	10,727,517

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Quarter Ended
	March 31, 2018	April 1, 2017
Net earnings attributable to Mohawk Industries, Inc.	$208,766	200,554
Adjusting items:
Restructuring, acquisition and integration-related and other costs	22,104	3,978
Acquisitions purchase accounting, including inventory step-up	1,354	192
Release of indemnification asset	1,749	—
Income taxes - reversal of uncertain tax position	(1,749)	—
Income taxes	(6,940)	(1,415)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$225,284	203,309

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$3.01	2.72
Weighted-average common shares outstanding - diluted	74,929	74,754

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
March 31, 2018
Current portion of long-term debt and commercial paper	$1,331,917
Long-term debt, less current portion	1,585,651
Less: Cash and cash equivalents	114,843
Net Debt	$2,802,725

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Quarters Ended				Months Ended
	July 1, 2017	September 30, 2017	December 31, 2017	March 31, 2018	March 31, 2018
Operating income	$355,825	380,098	343,466	268,399	1,347,788
Other (expense) income	(3,002)	(1,285)	(3,750)	(3,998)	(12,035)
Net (income) loss attributable to noncontrolling interest	(1,067)	(997)	(488)	(475)	(3,027)
Depreciation and amortization	109,761	113,515	118,372	122,654	464,302
EBITDA	461,517	491,331	457,600	386,580	1,797,028
Restructuring, acquisition and integration-related and other costs	15,878	13,853	15,231	22,104	67,066
Acquisitions purchase accounting, including inventory step-up	9,571	3,551	—	1,354	14,476
Release of indemnification asset	—	—	4,459	1,749	6,208
Adjusted EBITDA	$486,966	508,735	477,290	411,787	1,884,778

Net Debt to Adjusted EBITDA					1.5

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate Excluding Acquisition Volume
(Amounts in thousands)
	Quarter Ended
	March 31, 2018	April 1, 2017
Net sales	$2,412,202	2,220,645
Adjustment to net sales on a constant exchange rate	(98,832)	—
Net sales on a constant exchange rate	2,313,370	2,220,645
Less: impact of acquisition volume	(45,276)	—
Net sales on a constant exchange rate excluding acquisition volume	$2,268,094	2,220,645

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate Excluding Acquisition Volume
(Amounts in thousands)
	Quarter Ended
Global Ceramic	March 31, 2018	April 1, 2017
Net sales	$876,548	784,969
Adjustment to segment net sales on a constant exchange rate	(28,623)	—
Segment net sales on a constant exchange rate	847,925	784,969
Less: impact of acquisition volume	(45,276)	—
Segment net sales on a constant exchange rate excluding acquisition volume	$802,649	784,969

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Quarter Ended
Flooring ROW	March 31, 2018	April 1, 2017
Net sales	$585,296	496,180
Adjustment to segment net sales on a constant exchange rate	(70,209)	—
Segment net sales on a constant exchange rate	$515,087	496,180

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Quarter Ended
	March 31, 2018	April 1, 2017
Gross Profit	$704,692	680,353
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	14,498	2,813
Acquisitions purchase accounting, including inventory step-up	1,354	192
Adjusted gross profit	$720,544	683,358

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Quarter Ended
	March 31, 2018	April 1, 2017
Selling, general and administrative expenses	$436,293	405,569
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(7,606)	(1,165)
Adjusted selling, general and administrative expenses	$428,687	404,404

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Quarter Ended
	March 31, 2018	April 1, 2017
Operating income	$268,399	274,784
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	22,104	3,978
Acquisitions purchase accounting, including inventory step-up	1,354	192
Adjusted operating income	$291,857	278,954

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Quarter Ended
Global Ceramic	March 31, 2018	April 1, 2017
Operating income	$113,417	116,036
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	3,561	204
Adjusted segment operating income	$116,978	116,240

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Quarter Ended
Flooring NA	March 31, 2018	April 1, 2017
Operating income	$74,748	92,142
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	16,204	2,313
Adjusted segment operating income	$90,952	94,455

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Quarter Ended
Flooring ROW	March 31, 2018	April 1, 2017
Operating income	$89,060	76,095
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	2,094	1,460
Acquisitions purchase accounting, including inventory step-up	1,354	192
Adjusted segment operating income	$92,508	77,747

Reconciliation of Earnings Including Noncontrolling Interests Before Income Taxes to Adjusted Earnings Including Noncontrolling Interests Before Income Taxes
(Amounts in thousands)
	Quarter Ended
	March 31, 2018	April 1, 2017
Earnings before income taxes	$256,873	269,414
Noncontrolling interests	(475)	(502)
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related & other costs	22,104	3,978
Acquisitions purchase accounting, including inventory step-up	1,354	192
Release of indemnification asset	1,749	—
Adjusted earnings including noncontrolling interests before income taxes	$281,605	273,082

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Quarter Ended
	March 31, 2018	April 1, 2017
Income tax expense	$47,632	68,358
Income taxes - reversal of uncertain tax position	1,749	—
Income tax effect of adjusting items	6,940	1,415
Adjusted income tax expense	$56,321	69,773

Adjusted income tax rate	20.0%	25.6%

The Company supplements its consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company’s core operating performance. Items excluded from the Company’s non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, acquisition purchase accounting, including inventory step-up, release of indemnification assets and the reversal of uncertain tax positions.